Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

As previously disclosed in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2022, HighPeak Energy Assets, LLC (“HighPeak LLC”), a wholly owned subsidiary of HighPeak Energy, Inc. (the “Company” or “HighPeak” and, together with HighPeak LLC, the “HighPeak Parties”) entered into that certain Purchase and Sale Agreement (the “February Purchase Agreement”), dated as of February 15, 2022, with the third party private sellers set forth therein (the “Alamo Parties”) to acquire various oil and gas properties contiguous to its Flat Top operating area in Howard and Borden Counties, Texas (the “February Acquisition”). On March 25, 2022, the Company completed the February Acquisition, consisting of producing properties, undeveloped acreage, water system infrastructure and in-field fluid gathering pipelines (the “February Assets”), in exchange for a combined purchase price consisting of 6,960,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), valued at closing at $156.6 million, less $505,000 in cash based on the final post-closing settlement between the Company and the Alamo Parties and transaction costs.

Concurrently with the entry into the February Purchase Agreement, the HighPeak Parties entered into that certain Put/Call Agreement with the Alamo Parties, pursuant to which certain members of the Alamo Parties were granted the option, if and when such Alamo Parties acquired additional interests in certain additional producing crude oil and natural gas properties in Borden County, Texas, to become a party to a purchase and sale agreement and accordingly sell such member’s interests in any such additional properties (the “Put/Call Agreement” and, together with the February Purchase Agreement, the “February Acquisition Agreements”).

Pursuant to, and in connection with, the February Acquisition Agreements, on June 3, 2022, the HighPeak Parties and Alamo Borden County 1, LLC (“Alamo I” and, together with the Alamo Parties, “Alamo”) entered into a Purchase and Sale Agreement (the “June Purchase Agreement” and, together with the February Acquisition Agreements, the “Alamo Acquisition Agreements”), to acquire certain assets of Alamo I, or any affiliate of Alamo I, located in Borden County, Texas (the “June Assets” and, together with the February Assets, the “Alamo Assets”) and closed the acquisition (the “June Acquisition” and, together with the February Acquisition, the “Alamo Acquisitions”) on June 21, 2022. The consideration for this June Acquisition was 371,517 shares of Common Stock, valued at closing at $11.2 million, less $190,000 in cash based on the final post-closing settlement between the Company and Alamo I and transaction costs.

Also, as previously disclosed in a Current Report on Form 8-K, filed with the SEC on April 27, 2022, the Company and HighPeak LLC entered into that certain Purchase and Sale Agreement (the “Hannathon Purchase Agreement”), dated as of April 26, 2022, with Hannathon Petroleum, LLC (“Hannathon”) and certain other third party private sellers set forth therein (the “Hannathon Parties”) to acquire various oil and gas properties contiguous to its Signal Peak operating area in Howard County, Texas (the “Hannathon Acquisition”). On June 27, 2022, the Company completed the Hannathon Acquisition, consisting of producing properties, undeveloped acreage, water system infrastructure and in-field fluid gathering pipelines (the “Hannathon Assets”).  The aggregate consideration for the Hannathon Acquisition was a combined purchase price consisting of 3,522,117 shares of Common Stock, valued at closing at $97.2 million based on the Company’s share price as of the date of closing, and $240.0 million in cash based on the final post-closing settlement between the Company and the Hannathon Parties and transaction costs.

The Alamo Acquisitions and the Hannathon Acquisition were accounted for as asset acquisitions as substantially all of the gross assets acquired were concentrated in a group of similar identifiable assets. The preliminary allocation of the total purchase prices in the Alamo Acquisitions and Hannathon Acquisition are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to the Company’s historical condensed consolidated financial information in order to account for the Alamo Acquisitions and Hannathon Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

An unaudited pro forma condensed balance sheet of the Company as of December 31, 2022 is not presented in this Registration Statement as the Alamo Acquisitions and Hannathon Acquisition had each been completed as of that date and are reflected in the Company’s historical condensed consolidated balance sheet as of December 31, 2022 included in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The unaudited pro forma condensed statements of operations of the Company for the year ended December 31, 2022, was prepared to give effect to the Alamo Acquisitions and Hannathon Acquisition as if each had been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed financial statements.

The unaudited pro forma condensed statements of operations do not purport to represent what the Company’s results of operations would have been had the Alamo Acquisitions and Hannathon Acquisition actually been consummated on January 1, 2022. The unaudited pro forma condensed financial information is not indicative of the Company’s future results of operations and does not reflect future events that may occur after the Alamo Acquisitions and Hannathon Acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2022 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of the Company for the year ended December 31, 2022 included in its Annual Report on Form 10-K for year ended December 31, 2022;

•

the unaudited historical revenues and direct operating expenses of the Alamo Assets for the three months ended March 31, 2022 (included as Exhibit 99.3 to the Current Report on Form 8-K filed on June 23, 2022); and

•

the unaudited historical revenues and direct operating expenses of the Hannathon Assets for the three months ended March 31, 2022 (included as Exhibit 99.2 to the Current Report on Form 8-K filed on June 30, 2022).

HIGHPEAK ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

($ in thousands, except per share amounts)

	HighPeak	Alamo Acquisitions	Hannathon Acquisition	Pro Forma Adjustments		HighPeak Pro Forma
OPERATING REVENUES:
Crude oil sales	$715,469	$—	$—	31,474	(a)	$746,943
NGL and natural gas sales	40,217	—	—	5,818	(a)	46,035
Crude oil, NGL and natural gas revenues	—	7,827	30,202	(38,029)	(a)	—
Total operating revenues	755,686	7,827	30,202	(737)		792,978
OPERATING COSTS AND EXPENSES:
Crude oil and natural gas production	69,599	—	—	3,375	(a)	72,974
Production and ad valorem taxes	38,440	—	—	2,470	(a)	40,910
Direct operating expenses	—	1,102	5,480	(6,582)	(a)	—
Exploration and abandonments	1,149	—	—			1,149
Depletion, depreciation and amortization	177,742	—	—	8,769	(b)	186,511
Accretion of discount	370	—	—	116	(c)	486
General and administrative	12,470	—	—			12,470
Stock-based compensation	33,352	—	—			33,352
Total expenses	333,122	1,102	5,480	8,148		347,852
INCOME FROM OPERATIONS	422,564	6,725	24,722	(8,885)		445,126
OTHER INCOME (EXPENSE):
Interest and other income	266	—	—			266
Interest expense	(50,610)	—	—	(4,736)	(d)	(55,346)
Derivative loss, net	(60,005)	—	—			(60,005)
Total other expense, net	(110,349)	—	—	(4,736)		(115,085)
NET INCOME BEFORE INCOME TAXES	312,215	6,725	24,722	(13,621)		330,041
INCOME TAX EXPENSE	75,361	—	—	3,743	(e)	79,104
NET INCOME (LOSS)	236,854	6,725	24,722	(17,364)		250,937
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—	—	—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$236,854	$6,725	$24,722	$(17,364)		$250,937

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS):
Basic	104,738	1,757	1,708			108,203
Diluted	111,164	1,757	1,708			114,629
EARNINGS PER COMMON SHARE:						(f)
Basic net income	$2.04					$2.10
Diluted net income	$1.93					$1.99

HIGHPEAK ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated financial information of the Company, the Alamo Assets and the Hannathon Assets. The Alamo Acquisitions and Hannathon Acquisition have been accounted for herein as asset acquisitions. The allocation of the total purchase prices in the Alamo Acquisitions and Hannathon Acquisition are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed.

Certain transaction accounting adjustments have been made in order to show the effects of the Alamo Acquisitions and Hannathon Acquisition on the historical financial information of the Company, the Alamo Assets and the Hannathon Assets. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed statements do not purport to represent what the Company’s results of operations would have been if the Alamo Acquisitions and Hannathon Acquisition had occurred on the date indicated above, nor are they indicative of the Company’s future results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of the Company, Alamo and the Hannathon Parties for the periods presented.

In addition, the financial statements of the Alamo Assets and the Hannathon Assets from which the unaudited pro forma condensed statements were derived represent the revenues and direct operating expenses of such assets. Certain costs such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and income taxes are omitted from such historical financial statements and estimated for purposes of preparing these unaudited pro forma condensed statements. This financial information is not intended to be a complete presentation of the revenues and expenses of such assets and may not be representative of future operations due to changes in the business and the exclusion of the omitted information.

There is no unaudited condensed balance sheet presented as the Alamo Acquisitions and Hannathon Acquisition had all been consummated and recorded in the Company’s historical condensed consolidated balance sheet as of December 31, 2022 included in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The unaudited pro forma condensed statement of operations for the year ended December 31, 2022 gives effect to the Alamo Acquisitions and Hannathon Acquisition as if they had been completed on January 1, 2022.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed statements of operations for the year ended December 31, 2022 has been compiled in a manner consistent with the accounting policies adopted by the Company. Certain reclassifications and adjustments have been made to the historical financial information of the Alamo Assets and the Hannathon Assets presented herein to conform to the Company’s historical presentation.

Note 3. Purchase Price Allocation

The allocation of the total purchase prices in the Alamo Acquisitions and Hannathon Acquisition are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the closing dates using currently available information.

The consideration transferred, fair value of assets acquired and liabilities assumed by the Company have been recorded as follows (in thousands, except share amounts and stock price):

	February Acquisition	June Acquisition	Hannathon Acquisition	Pro Forma
Consideration:
Shares of Common Stock issued	6,960,000	371,517	3,522,117	10,853,634
Common Stock price as of closing	$22.50	$30.07	$27.60
Common Stock consideration	$156,600	$11,172	$97,210	$264,982
Cash consideration	(505)	(190)	239,610	238,915
Total consideration transferred	$156,095	$10,982	$336,820	$503,897
Fair value of assets acquired:
Crude oil and natural gas properties	$156,618	$11,000	$339,875	$507,493
Amount attributable to assets acquired	$156,618	$11,000	$339,875	$507,493
Fair value of liabilities assumed:
Revenues and royalties payable	$—	$—	$377	$377
Noncurrent liabilities - asset retirement obligations	523	18	2,678	3,219
Amount attributable to liabilities assumed	$523	$18	$3,055	$3,596

Total consideration is based on the terms of the Alamo Acquisition Agreements and the Hannathon Purchase Agreement, and the total consideration paid by the Company at closings consists of 10,853,634 shares of Common Stock and $238.9 million in cash, including transaction costs and customary closing adjustments.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statements of operations for the year ended December 31, 2022:

(a)	Adjustment to reflect the Alamo Assets’ and Hannathon Assets’ revenues and direct operating expenses consistent with the Company’s classification and presentation.

(b)	Adjustment to reflect the additional depletion, depreciation and amortization expense associated with the Alamo Acquisitions and Hannathon Acquisition if consummated as of January 1, 2022.

(c)	Adjustment to reflect the additional accretion of discount on asset retirement obligations associated with the Alamo Acquisitions and Hannathon Acquisition if consummated as of January 1, 2022.

(d)	Adjustment to reflect the additional interest expense that would have been incurred related to the Alamo Acquisitions and Hannathon Acquisition if consummated as of January 1, 2022.

(e)	Adjustment to reflect the additional deferred tax expense that would have been recorded related to the Alamo Acquisitions and Hannathon Acquisition if consummated as of January 1, 2022.

(f)	Reflects the adjusted earnings per share if the Alamo Acquisitions and Hannathon Acquisition were consummated as of January 1, 2022.

Note 5. Supplemental Unaudited Pro Forma Oil and Natural Gas Reserves and Standardized Measure Information

The supplementary unaudited pro forma crude oil and natural gas reserves and standardized measure information for the year ended December 31, 2022 is shown below even though the actual information included in the Company’s Annual Report on form 10-K for the year ended December 31, 2022 includes the Alamo Acquisitions and Hannathon Acquisition since they closed during the year ended December 31, 2022. The following tables exclude estimated pro forma crude oil, NGL and natural gas reserves information as of December 31, 2022 and only shows information for the year ended December 31, 2022 reversing the effect the Company recorded as a result of the acquisitions and showing the revisions to the reserves reported by the acquirees. The amounts below were determined based on the amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the audited statement of revenues and direct operating expenses of the Alamo Assets for the year ended December 31, 2021 and the audited statement of revenues and direct operating expenses of the Hannathon Assets for the year ended December 31, 2021 and 2020. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the respective reports. The estimated pro forma reserve information below gives effect to the Alamo Acquisitions and Hannathon Acquisition as if they had been completed on January 1, 2021. The estimated crude oil and natural gas reserves of the Alamo Assets and the Hannathon Assets do not break out the wet natural gas stream into NGL and dry natural gas consistent with the Company’s presentation of crude oil, NGL and natural gas reserves. However, this is not considered material on an MBoe basis and the standardized measure is not affected. The reserves associated with the Alamo Acquisitions and Hannathon Acquisition were converted to a split stream basis once combined with the Company’s estimated crude oil, NGL and natural gas reserve information upon closing in 2022. The following estimated pro forma crude oil, NGL and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Alamo Acquisitions and Hannathon Acquisition been completed on January 1, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

The following table presents a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2022:

	Crude Oil (MBbl)
	HighPeak	Alamo Acquisitions	Hannathon Acquisition	Pro Forma
Proved Reserves at December 31, 2021	51,825	6,852	22,411	81,088
Extensions and discoveries	47,677	—	—	47,677
Purchase of minerals-in-place	13,031	(5,454)	(7,577)	—
Revisions of previous estimates	(6,155)	(1,317)	(14,580)	(22,052
Production	(7,562)	(81)	(254)	(7,897)
Proved Reserves at December 31, 2022	98,816	—	—	98,816

	NGL (MBbl)
	HighPeak	Alamo Acquisitions	Hannathon Acquisition	Pro Forma
Proved Reserves at December 31, 2021	7,378	—	—	7,378
Extensions and discoveries	6,162	—	—	6,162
Purchase of minerals-in-place	3,467	(710)	(2,757)	—
Revisions of previous estimates	(1,817)	711	2,757	1,651
Production	(821)	(1)	—	(822)
Proved Reserves at December 31, 2022	14,369	—	—	14,369

	Natural Gas (MMcf)
	HighPeak	Alamo Acquisitions	Hannathon Acquisition	Pro Forma
Proved Reserves at December 31, 2021	30,061	6,446	82,100	118,607
Extensions and discoveries	24,887	—	—	24,887
Purchase of minerals-in-place	14,448	(2,860)	(11,588)	—
Revisions of previous estimates	(7,435)	(3,473)	(69,764)	(80,672)
Production	(3,323)	(113)	(748)	(4,184)
Proved Reserves at December 31, 2022	58,638	—		58,638

	Total (MBoe)
	HighPeak	Alamo Acquisitions	Hannathon Acquisition	Pro Forma
Proved Reserves at December 31, 2021	64,213	7,926	36,095	108,234
Extensions and discoveries	57,987	—	—	57,987
Purchase of minerals-in-place	18,906	(6,641)	(12,265)	—
Revisions of previous estimates	(9,211)	(1,184)	(23,452)	(33,847)
Production	(8,937)	(101)	(378)	(9,416)
Proved Reserves at December 31, 2022	122,958	—	—	122,958

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGL and natural gas reserves for the year ended December 31, 2022 are as follows (in thousands):

	Year Ended December 31, 2022
	HighPeak	Alamo Acquisitions	Hannathon Acquisition	Pro Forma
Standardized measure of discounted future net cash flows, beginning of year	$1,118,809	$173,474	$415,980	$1,708,263
Sales of crude oil and natural gas, net of production costs	(647,647)	(6,725)	(24,722)	(679,094)
Extensions and discoveries, net of future development costs	1,785,822	—	—	1,785,822
Net changes in prices and production costs	909,053	—		909,053
Changes in estimated future development costs	(23,647)	—		(23,647)
Purchases of minerals-in-place	499,478	(204,851)	(294,627)	—
Sales of minerals-in-place	—	—	—	—
Revisions of previous quantity estimates	(354,868)	33,765	(117,580)	(438,683)
Accretion of discount	134,338	4,337	20,949	159,624
Net changes in income taxes	(315,478)	—	—	(315,478)
Net changes in timing of production and other	310,648	—	—	310,648
Standardized measure of discounted future net cash flows, end of year	$3,416,508	$—	$—	$3,416,508